EXHIBIT 99.1

[COSI LOGO]

FOR IMMEDIATE RELEASE


              Michael O'Donnell Joins Cosi, Inc. Board of Directors

DEERFIELD, Ill., March 24 -- Cosi, Inc., (Nasdaq:COSI), the premium convenience restaurant company, today announced the appointment of Michael O'Donnell to the company's Board of Directors. Management added that Terry Diamond and Edna Morris will be stepping down.

"I want to thank Terry and Edna for their extensive contributions to the board," said William D. Forrest, Cosi's Chairman. "They provided valuable guidance in establishing our national brand as well as their counsel in stabilizing the company during challenging times."

Mr. Diamond has been a director of the company since February 2001 and chose to resign as a result of personal commitments. Ms. Morris has been a director of the Company since April 2004 and chose to resign due to commitments in her new role as President of Blue Coral Seafood and Spirits.

"We are very excited to have Michael join us," said Forrest. "His depth of experience in growth organizations and strong multi-unit operating backgrounds will be very valuable as we execute our strategy of rapid growth and national brand expansion."

O'Donnell, 50, with more than 20 years of industry experience is currently the Chairman, Chief Executive Officer and President of Champps Entertainment, Inc. (Nasdaq:CMPP). He served as chief executive officer and president of Sbarro, Inc. from September 2003 until March 2005. From 1998 through May 2002, he served in various executive capacities with Outback Steakhouse, Inc. Prior to 1998, O'Donnell was president, chief operating officer and partner of Ale House Restaurants, Inc. In previous years, he also held several other restaurant industry executive positions.

About Cosi, Inc.
Cosi (http://www.getcosi.com) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently operates 94 Company-owned and five franchise restaurants in fifteen states, including California, Connecticut, Florida, Illinois, Kentucky, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia, Washington, Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.


    Media Contact:                              Investor Contact:
    Adam Weiner                                 Brien Gately
    Kekst and Company                           Cosi, Inc.
    (212) 521-4800                              (847) 597-8850